Exhibit 99.4

Aspen Education Group, Inc.

and Subsidiaries

Consolidated Financial Statements

December 31, 2005 and 2004

Aspen Education Group, Inc. and Subsidiaries

Index

December 31, 2005 and 2004

Page(s)
Report of Independent Auditors	1

Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Shareholders’ Equity	4

Consolidated Statements of Cash Flows	5-6

Notes to Consolidated Financial Statements	7-33

Report of Independent Auditors

To the Board of Directors and Shareholders of

Aspen Education Group, Inc. and Subsidiaries:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Aspen Education Group, Inc. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

April 7, 2006

Aspen Education Group, Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2005 and 2004

(in thousands)	2005	2004 (As Revised – see Note 2)
Assets
Current assets
Cash and cash equivalents	$5,784	$2,420
Short-term investments	7,675	1,000
Accounts receivable, net of allowance for doubtful accounts of $492 and $742 in 2005 and 2004, respectively	3,051	3,439
Prepaid expenses and other current assets	3,268	3,648
Deferred tax asset	150	—
Assets of discontinued operations	—	2,111

Total current assets	19,928	12,618
Property and equipment, net	13,450	28,123
Deferred tax asset	1,608	—
Other assets	1,528	1,475
Goodwill	53,825	49,387
Intangible assets, net	5,136	5,880
Assets of discontinued operations	—	7,083

Total assets	$95,475	$104,566

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$2,929	$2,657
Accrued expenses	8,574	6,516
Income tax payable	3,865	161
Deferred revenue	11,499	7,090
Deferred tax liability	—	24
Other current liabilities	4,487	2,557
Current portion of long-term debt	4,686	4,014
Liabilities of discontinued operations	—	1,063

Total current liabilities	36,040	24,082
Long-term debt, less current portion	12,127	38,672
Subordinated debt	—	8,523
Warrant liability	2,647	1,226
Deferred gain on sale of real estate	4,853	—
Deferred tax liability	—	151
Other liabilities	1,234	—

Total liabilities	56,901	72,654

Minority interest	275	53
Commitments and contingencies (Note 8)
Shareholders’ equity
Convertible preferred stock, series A ($76,479 liquidation value), 20,000 shares authorized; 12,236 shares issued and outstanding	33,559	33,120
Convertible preferred stock, series B ($21,687 liquidation value), 10,000 shares authorized; 4,079 shares issued and outstanding	13,576	13,576
Common stock and additional paid-in capital, no par or stated value, 60,000 shares authorized, 20,190 and 19,965 shares issued and outstanding at December 31, 2005 and 2004, respectively	12,232	12,197
Deferred stock compensation	(593)	(808)
Preferred stock dividend paid	(28,500)	(28,500)
Retained earnings	8,025	2,274

Total shareholders’ equity	38,299	31,859

Total liabilities and shareholders’ equity	$95,475	$104,566

The accompanying notes are an integral part of these consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2005 and 2004

(in thousands)	2005	2004
Net revenues	$122,656	$81,075

Operating expenses
Salaries, wages and benefits	58,662	40,540
Other operating expenses	34,863	24,028

	93,525	64,568

Operating margin	29,131	16,507
Corporate general and administrative	11,721	8,799
Depreciation and amortization	5,070	3,168
Loss on sale of fixed asset	421	—

Income from operations	11,919	4,540
Interest expense, net	6,385	4,699

Income (loss) from continuing operations before provision for income taxes, minority interest, and discontinued operations	5,534	(159)
Provision for income taxes	2,277	90
Minority interest in income (loss) of subsidiaries	222	(122)

Income (loss) before discontinued operations	3,035	(127)
Income from discontinued operations, net of tax expense of $2,502 and $1,440	3,155	1,570

Net income	$6,190	$1,443

The accompanying notes are an integral part of these consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2005 and 2004

(in thousands)	Cumulative Convertible Preferred Stock, Series A		Cumulative Convertible Preferred Stock, Series B		Common Stock and Additional Paid-in Capital		Deferred Stock Compensation	Preferred Stock Dividend Paid	Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2003	12,486	$33,859	4,079	$13,576	18,199	$9,236	$(96)	$(28,500)	$1,299	$29,374

Issuance of common stock for acquisition	—	—	—	—	1,780	2,261	—	—	—	2,261
Stock received from sale of assets	(250)	(1,207)	—	—	(150)	(181)	—	—	—	(1,388)
Stock options exercised	—	—	—	—	136	19	—	—	—	19
Deferred stock option compensation	—	—	—	—	—	862	(862)	—	—	—
Amortization of deferred stock option compensation	—	—	—	—	—	—	150	—	—	150
Accretion of preferred stock, series A	—	468	—	—	—	—	—	—	(468)	—
Net income	—	—	—	—	—	—	—	—	1,443	1,443

Balance, December 31, 2004	12,236	33,120	4,079	13,576	19,965	12,197	(808)	(28,500)	2,274	31,859

Stock options exercised	—	—	—	—	225	35	—	—	—	35
Amortization of deferred stock option compensation	—	—	—	—	—	—	215	—	—	215
Accretion of preferred stock, series A	—	439	—	—	—	—	—	—	(439)	—
Net income	—	—	—	—	—	—	—	—	6,190	6,190

Balance, December 31, 2005	12,236	$33,559	4,079	$13,576	20,190	$12,232	$(593)	$(28,500)	$8,025	$38,299

The accompanying notes are an integral part of these consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2005 and 2004

(in thousands)	2005	2004 (As Revised – see Note 2)
Cash flows from operating activities
Net income	$6,190	$1,443
Adjustments to reconcile income to net cash provided by operating activities
Depreciation	3,869	2,703
Amortization of intangibles	1,201	467
Amortization of deferred financing costs	718	520
Interest capitalized	(107)	—
Minority interest in income (loss) of subsidiaries	222	(122)
Change in putable warrants value	1,421	477
Paid-in-kind interest expense	145	169
Non-cash stock-based compensation	215	150
Discontinued operations	(4,732)	1,849
Loss on sale of fixed asset	421	9
Bad debt provision	(250)	(372)
Deferred income taxes	(1,934)	1,604
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable, net	688	57
Prepaid expenses and other current assets	817	(773)
Other assets – non-current	310	(136)
Accounts payable and accrued expenses	2,341	2,005
Income tax payable	3,704	160
Deferred revenue	4,108	1,486

Net cash provided by operating activities	19,347	11,696

Cash flows from investing activities
Capital expenditures	(6,286)	(12,370)
Investments purchased	(7,675)	(9,000)
Investments sold	1,000	12,000
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(1,431)	(25,667)
Net proceeds from sale of real estate	22,384	7
Net proceeds from sale of discontinued operations	11,403	8,650

Net cash provided by (used in) investing activities	19,395	(26,380)

The accompanying notes are an integral part of these consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2005 and 2004

(in thousands)	2005	2004 (As Revised – see Note 2)
Cash flows from financing activities
Stock options exercised	$35	$19
Investment by minority interest	50	125
Payment of loan fees	—	(296)
Payments under debt agreements	(35,463)	(5,028)
Borrowing under debt agreements	—	20,200

Net cash (used in) provided by financing activities	(35,378)	15,020

Net increase in cash and cash equivalents	3,364	336
Cash and cash equivalents at beginning of period	2,420	2,084

Cash and cash equivalents at end of period	$5,784	$2,420

Supplemental disclosures
Interest paid	$4,827	$3,651
Income taxes paid	3,270	(1,020)

Noncash investing and financing activities
Accretion of series convertible preferred stock Series A	439	468
Issuance of note receivable in connection with the sale of businesses	1,460	—
Stock received from sale of discontinued operations	—	1,388
Liabilities assumed in connection with the acquisitions of businesses	857	3,291
Deferred tax liability assumed in connection with acquisition of businesses	182	—
Stock issued in connection with acquisition of businesses	—	2,261
Notes payable issued in connection with the acquisitions of businesses	500	4,767
Accrued earnouts	2,246	—
Capital lease acquisitions	424	—
Minority interest subscription receivable	—	50

The accompanying notes are an integral part of these consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

1.	Description of the Business

Aspen Education Group, Inc. has provided education opportunities for underachieving youth for more than two decades. The residential schools and outdoor programs give young people struggling with academic and emotional issues the time and opportunity to make positive change in their lives.

Aspen Education Group, Inc. owns 100% of Aspen Youth, Inc. Aspen Education Group, Inc. is hereinafter referred to as the “Parent” and Aspen Youth, Inc. and its wholly-owned subsidiaries are hereinafter referred to as the “Company.”

As of December 31, 2005, the Company owned 29 education facilities, which operate schools and educational programs in 11 states for underachieving youth and young adults who have been unsuccessful in traditional public and private school settings.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and a majority-owned subsidiary which it controls. All intercompany accounts and transactions have been eliminated.

Concentrations of Credit Risk

Concentrations of credit risk with respect to trade receivables are limited due to a large and diverse customer base. No individual customer represented more than 5% of net sales during the twelve months ended December 31, 2005 and 2004.

The Company estimates its allowance for doubtful accounts based on historical experience, aging of accounts receivable and information regarding the creditworthiness of its customers. The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. Accounts receivable are generally due within 30 days. To date, losses have been within the range of management’s expectations.

Revenue Recognition

The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) services have been rendered, (iii) the sales price charged is fixed or determinable and (iv) collection is reasonably assured.

Revenues consist primarily of tuition, enrollment fees, alumni services and ancillary charges. Tuition revenues and ancillary charges are recognized based on contracted monthly/daily rates as services are rendered.

The Company charges an enrollment fee for new students under its service contracts. Such fees are deferred and recognized over the average student length of stay, which generally approximates eleven months.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Alumni services revenue represents non-refundable upfront fees charged for post graduation student support. Such fees are deferred and recognized systematically over the contracted period of performance, which is three to twelve months.

Operating Expenses and General and Administrative Expenses

Operating expenses include direct costs at the Company’s facilities and consist primarily of facility rentals, supplies, materials and salaries, wages and benefits and exclude all depreciation and amortization expense. General and administrative expenses include primarily corporate salaries, wages and benefits, marketing costs, professional fees and corporate office rent.

Cash Equivalents

The Company considers all highly liquid instruments, with an original maturity of three months or less, to be cash equivalents.

The Company has bank balances, including cash equivalents, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to significant risk on cash and cash equivalents.

Marketable Securities

The Company has reclassified its 2004 consolidated financial statements to record auction rate securities as short-term marketable securities rather than cash equivalents. Auction rate securities are variable rate bonds tied to short term interest rates with maturities on the face of the underlying security in excess of 90 days. Auction rate securities have interest rate resets through a modified Dutch auction at predetermined short-term intervals, typically every 7, 28 or 35 days. Interest paid during a given period is based upon the interest rate determined during the prior auction.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Marketable Securities (Continued)

Although these securities are issued and rated as long-term bonds, they are priced and traded as short term instruments because of the liquidity provided through the interest rate reset. The Company had historically recorded these instruments as cash equivalents if the period between interest rate resets was 90 days or less, which was based on our ability to either liquidate our holdings or roll our investment over to the next reset period. The Company’s re-evaluation of the maturity dates and other provisions associated with the underlying bonds resulted in a reclassification to its 2004 consolidated financial statements to record auction rate securities of $1,000 at December 31, 2004 as short-term marketable securities rather than as cash equivalents. As a result, short term investments as of December 31, 2004 have been revised to $1,000 from the previously recorded amount of $0. In addition, due to this balance sheet reclassification at both December 31, 2004 and 2003, certain amounts in the accompanying consolidated statement of cash flows for the year ended December 31, 2004 were also reclassified to reflect the gross purchases and sale of these securities as investing activities rather than as a component of cash and cash equivalents. As a result, cash used by investing activities for the year ended December 31, 2004 has been revised to $26,380 from the previously recorded amount used in investing activities of $29,256. This revision does not affect previously reported cash flows from operating or from financing activities in the previously reported consolidated statements of cash flows and did not impact the previously reported consolidated statements of income.

Notes Receivable

In connection with the sale of two special education schools during 2005, the total consideration received included a note receivable of $1,460 (See Note 10). The note has a 10.00% interest rate and both interest and principal are paid quarterly over four years with final maturity on June 30, 2009. The non-current portion amounted to $913 as of December 31, 2005 and is included in other assets in the consolidated balance sheets. The current portion amounted to $456 as of December 31, 2005 and is included in prepaid expenses and other current assets in the consolidated balance sheets.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, as follows:

Buildings	30-40 years
Leasehold improvements	Lesser of useful life or lease term
Furniture and fixtures	5-7 years
Equipment	3-5 years
Computer equipment and software	3-5 years
Vehicles	3-5 years

Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. Gains or losses on the sale or disposal of property and equipment are reflected in operating income.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors considered by the Company include, but are not limited to: significant underperformance relative to expected historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset. To date, the Company has not recognized an impairment charge related to the write-down of long-lived assets.

Goodwill

Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” which requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and intangibles having an indefinite life are not amortized, but instead are reviewed for impairment at least annually or if an event occurs or circumstances indicate that the carrying amount may be impaired. Events or circumstances which could indicate an impairment include: a significant change in the business climate, economic and industry trends, legal factors, negative operating performance indicators, significant competition, changes in strategy or disposition of a reporting unit or a portion thereof. Goodwill impairment testing is performed at the reporting unit level.

SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Goodwill (Continued)

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a combination of market earnings multiples and discounted cash flow methodologies. This requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth of the Company’s business, the useful life over which cash flows will occur and determination of the Company’s weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit.

In accordance with SFAS No. 142, the Company completed the first step of the transitional goodwill impairment test on January 1, 2002 and determined, based on such tests, that no impairment of goodwill was indicated. The Company selected December 31 as the date on which it will perform its annual goodwill impairment test. Based on the Company’s valuation of goodwill, no impairment charges related to the write-down of goodwill were recognized for the years ended December 31, 2005 and 2004.

In connection with its acquisitions subsequent to July 1, 2001, the Company applied the provisions of SFAS No. 141 “Business Combinations,” using the purchase method of accounting. The assets and liabilities assumed were recorded at their estimated fair values. The excess purchase price over those fair values was recorded as goodwill and other intangible assets.

The changes in the carrying amount of goodwill from December 31, 2004 through December 31, 2005 are summarized as follows:

Balance at December 31, 2004	$49,387

Additions
Acquisitions	2,192
Earnouts (See Note 9)	2,246

Balance at December 31, 2005	$53,825

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Intangibles

Other intangible assets that have finite useful lives are amortized over their useful lives. These intangible assets are reviewed for impairment in accordance with SFAS No. 144. Accordingly, an impairment loss is recognized when the carrying amount of an intangible asset is not recoverable and when its carrying amount exceeds its fair value. Intangible assets with finite useful lives consist primarily of curriculum, not-to-compete covenants, accreditation, trade names and student contracts and are amortized over the expected period of benefit which ranges from one to twenty years using the straight-line method. Amortization expense related to intangible assets for the years ended December 31, 2005 and 2004 was $1,201 and $467, respectively.

The estimated future amortization expense of intangible assets as of December 31, 2005 is as follows:

Year Ending December 31,
2006	$437
2007	378
2008	355
2009	342
2010	304
Thereafter	3,320

$5,136

At December 31, 2005 and 2004, the gross amounts and accumulated amortization of intangible assets were as follows:

	2005		2004
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Curriculum (20 year life)	$3,813	$309	$3,448	$135
Accreditation (20 year life)	1,028	58	1,028	7
Trade name (3 year life)	435	340	410	134
Non-compete agreements (2 to 7 year life)	1,053	519	1,004	498
Student contracts (1 year life)	1,441	1,408	1,425	661

Total intangible assets	$7,770	$2,634	$7,315	$1,435

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Deferred Financing Costs

Direct costs incurred in connection with debt agreements are capitalized as incurred and amortized on a straight line basis over the term of the related indebtedness, which approximates the effective interest method. At December 31, 2005 and 2004, the Company has deferred financing costs of $1,677 and $2,311, respectively, net of accumulated amortization of $1,383 and $1,377, respectively, which has been recorded in other assets in the accompanying consolidated balance sheets.

Stock-Based Compensation

The Company accounts for grants of options to purchase its common stock to key personnel in accordance with APB25, “Accounting for Stock Issued to Employees.” In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure,” effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock-based awards using the fair value method. The disclosure provisions are required, however, for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.”

Effective January 1, 2003, the Company adopted the disclosure requirements of SFAS No. 148. The adoption of this standard did not affect the Company’s financial condition or operating results.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation (Continued)

Had compensation cost for the Company’s option grants been determined based on their fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company’s net income for the years ended December 31, 2005 and 2004 would have been decreased to the adjusted pro forma amounts indicated below:

	2005	2004
Net income as reported	$6,190	$1,443

Stock option compensation costs, net of related tax effects, included in as reported net income	148	91
Stock option compensation costs, net of related tax effects, that would have been included in the determination of net income if the fair value method had been applied	(198)	(113)

Pro forma net income	$6,140	$1,421

For purposes of computing the pro forma disclosures required by SFAS No. 123, the fair value of each option granted to employees and directors is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2005 and 2004: dividend yields of 0% for all periods; expected volatility of 0% for all periods; weighted average risk-free interest rates of 4.1%, and 3.9%, respectively; and expected lives of 8 years for all periods.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different than those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Adoption of Statement of Financial Accounting Standard No. 150

Effective July 1, 2003, the Company adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. The scope of this pronouncement includes mandatory redeemable equity instruments.

The Company’s mandatory redeemable warrants (“Warrants”) have been classified as long-term liabilities in the Company’s consolidated balance sheet as they are redeemable at the option of the holder. As of December 31, 2005 and 2004 the Company has recorded a liability of $2,647 and $1,226, respectively.

Under the provisions of SFAS No. 150, the Company is required to record the fair value of the warrants as a liability. The changes in the fair value of the warrants have been charged to interest expense in the accompanying statement of operations since adoption of this standard and amounted to $1,421 and $477 during the years ended December 31, 2005 and 2004, respectively. Prior to the adoption of SFAS No. 150, the Company had recorded these warrants with imbedded put rights as equity instruments and had been accreting the warrants to their redemption value through retained earnings.

Minority Interests

During the year ended December 31, 2004, the Company entered into a joint venture to establish a pediatric weight loss program. The Company obtained a seventy-five percent interest in the joint venture in exchange for a capital contribution of $525. The other party to the joint venture contributed $175 in exchange for a twenty-five percent minority stake in the joint venture. The Company consolidated the joint venture for financial reporting purposes. As a result of the minority interest the Company has allocated 25% of the joint ventures losses as of year-end to the minority interest holder. Losses are allocated based upon the “at risk” capital of each of owner. Losses in excess of their “at risk” capital are allocated to the Company without regard to percentage of ownership. The Company retains an option to buy-out the minority interest holder at a price to be calculated by the terms and conditions of the operating agreement.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Minority Interests (Continued)

The Company granted a senior executive restricted stock which amounts to 10% of the outstanding shares at three of its outdoor programs. The shares at one of the programs were completed vested as of December 31, 2005. The remaining awards cliff vest on April 1, 2008. The estimated fair value of the awards on the date of grant was $96, which is being recognized as compensation expense over the vesting period. Under the provisions of the awards, the executive is not eligible for income distributions. However, the awards contain change in control provisions that would require the Company to repurchase the vested shares at a price based on earnings of the respective programs. The fair value of the change in control provision was $2,500 as of December 31, 2005. The Company has determined that the change in control provisions are conditional and based on an event that is uncertain. Therefore, a liability is not required to be recorded under the provision of SFAS 150. The consolidated financial statements include minority interest expense for the 10% vested minority ownership interest.

The changes in the minority interest liability from December 31, 2004 through December 31, 2005 are summarized as follows:

Balance at December 31, 2004	$53

Net income allocated to minority interest	180
Stock compensation in minority interest	42

Balance at December 31, 2005	$275

Recent Accounting Pronouncements

In September 2005, the Emerging Issues Task Force (EITF) amended and ratified previous consensus on EITF No. 05-6, “Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination” which addresses the amortization period for leasehold improvements in operating leases that are either placed in service significantly after and not contemplated at or near the beginning of the initial lease term or acquired in a business combination. This consensus applies to leasehold improvements that are purchased or acquired in reporting periods beginning after ratification. Adoption of the provisions of EITF No. 05-6 did not have an impact on the Company’s consolidated financial statements.

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (SFAS No. 154). SFAS No. 154 requires retrospective application to prior-period financial statements of changes in accounting principles, unless a new accounting pronouncement provides specific transition provisions to the contrary or it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

In March 2005, the FASB issued FIN 47, “Accounting for Conditional Asset Retirement Obligations,” an interpretation of SFAS 143. This statement clarified the term conditional asset retirement obligation and is effective for the year ending December 31, 2005. Adoption of FIN 47 did not have an impact on the Company’s consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaces SFAS No. 123, “Accounting for Stock-based Compensation,” (“SFAS 123”) and supercedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their grant date fair values. The provisions of SFAS 123R, as supplemented by SEC Staff Accounting Bulletin No. 107, “Share-Based Payment,” are effective no later than the beginning of the next fiscal year that begins after June 15, 2005. The Company will adopt the new requirements using the modified prospective transition method in the first quarter of fiscal 2006, and as a result, will not retroactively adjust results from prior periods. Under this transition method, compensation expense associated with stock options recognized in the first quarter of fiscal 2006 will include: 1) expense related to the remaining unvested portion of all stock option awards granted prior to January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123; and 2) expense related to all stock option awards granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company will apply the Black-Scholes valuation model in determining the fair value of share-based payments to employees, which will then be amortized on a straight-line basis over the requisite service period. The Company is currently assessing the provisions of SFAS 123R and the impact that it will have on its consolidated financial statements.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” SFAS No. 153 is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. Under APB Opinion No. 29, an exchange of a productive asset for a similar productive asset was based on the recorded amount of the asset relinquished. SFAS No. 153 eliminates this exception and replaces it with an exception of exchanges of nonmonetary assets that do not have commercial substance. The Company does not believe that the adoption of SFAS No. 153 will have a material impact on its consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

2.	Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity. The carrying amount of the Company’s long-term liabilities also approximates fair value based on interest rates currently available to us for debt of similar terms and remaining maturities.

3.	Property and Equipment

Property and equipment consist of the following at December 31:

	2005	2004
Leasehold improvements	$6,035	$6,368
Office equipment and furnishings	11,845	9,534
Buildings and improvements	2,737	15,296
Vehicles	3,437	2,893
Construction in progress	1,042	3,835
Land	1,009	2,634
Field equipment	1,498	1,203

	27,603	41,763
Accumulated depreciation	(14,153)	(13,640)

	$13,450	$28,123

Depreciation expense associated with property and equipment was $3,869 and $2,703 for the years ended December 31, 2005 and 2004, respectively.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

4.	Long-Term Debt

Long-term debt consists of the following at December 31:

	2005	2004
Borrowings from senior secured – revolving credit facility; variable interest payable monthly (8.75% interest rate at December 31, 2005); any unpaid principal and interest due April 17, 2007	$—	$—

Borrowings from senior secured – acquisition term loan facility; variable interest payable monthly (10.75% and 8.75% interest rate at December 31, 2005 and 2004); principal paid and interest paid December 30, 2005, maturity April 17, 2007	—	19,669

Borrowings from senior secured – term loan facility; variable interest payable monthly (10.00% and 8.00% interest rate at December 31, 2005 and 2004); any unpaid principal and interest due April 17, 2007	7,620	9,191

Borrowings from real estate notes; fixed interest rates ranging from 6.50% to 6.88%; principal and interest payable monthly; debt retired on December 7, 2005	—	3,816

Various seller notes; interest rates ranging from 6.75% to 10.00%; principal and interest payable quarterly at various dates through November 2010	8,798	9,998

Various capital leases; interest rates ranging from 5.00% to 9.99%; principal and interest payable monthly at various dates through September 2011	395	12

	16,813	42,686
Less: Current portion	(4,686)	(4,014)

	$12,127	$38,672

During 2005 and 2004, the Company amended certain borrowing terms under its senior credit facilities with a financial institution which provides the Company a $51,600 Senior Secured Credit Facility (the Amended Credit Facility). Such credit facility is comprised of the revolving credit facility, the acquisition term loan facility and term loan facility.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

4.	Long-Term Debt (Continued)

The terms of Amended Credit Facility provided for the following modifications in 2005: (i) term loan facility’s monthly principal payment amortization was stopped and any unpaid principal is due at the end of the term, (ii) the draw period on the acquisition term loan was extended through the term of agreement and (iii) the available credit limit on the acquisition term loan was fully restored.

The following modifications occurred in November 2004: (i) the credit limit on the acquisition loan facility was increased from $13,400 to $30,000, (ii) the interest rates on the credit facilities were lowered by approximately 0.75% and are no longer subject to minimum floor rates, (iii) the acquisition term loan draw and start date on principal payments was extended until October 16, 2005 and (iv) financial covenants contained in the original agreement were revised to levels that were consistent with the Company’s business levels and outlook. In consideration for the November 2004 amendment, the Company paid the lenders an amendment fee of $220.

The Amended Credit Facilities were not considered a significant modification for financial reporting purposes. As a result, the Company capitalized debt issuance costs of $0 and $220 during the years ended December 31, 2005 and 2004, respectively. The debt issuance costs are being amortized over the term of the amended agreement while professional fees and other related costs incurred in connection with the amendment were expensed as incurred.

Outstanding borrowings under the agreement are collateralized by substantially all of the Company’s assets. The agreement contains certain financial and non-financial covenants and places restrictions on the amount of dividends payable. Among other covenants, the Company must maintain minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”), maintain certain leverage ratios, maintain a certain fixed charge ratio and not exceed a maximum limit for capital expenditures. As of December 31, 2005, the Company was in compliance with all financial covenants under the agreement. The Company was not in compliance with one of its non-financial covenants which required audited financial statements to be completed within 90 days after the end of the fiscal year. A waiver was obtained by the Company.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

4.	Long-Term Debt (Continued)

Scheduled maturities of long-term debt and capital lease obligations at December 31, 2005, are as follows:

	Long-Term Debt	Capital Lease Obligations
Year Ending December 31,
2006	$4,494	$221
2007	8,872	182
2008	1,939	18
2009	1,013	7
2010	100	6
Thereafter	—	5

	$16,418	439

Less interest		(44)

		$395

5.	Subordinated Debt

Subordinated debt consists of the following at December 31:

	2005	2004
Subordinated debt, payable in monthly installments of interest only with principal due at maturity, bearing interest at 14% (12% paid monthly and 2% paid in kind), retired November 16, 2005	$—	$8,523

During 2001, the Company received $8,000 under a subordination agreement. Concurrent with the issuance of the Note, the Company granted the holders of the Notes mandatory redeemable warrants to purchase up to an aggregate of 972,653 shares of common stock. The warrants are exercisable at any time subsequent to the grant date at an exercise price of $0.136 per share. The estimated relative fair value of the warrants was $91 using the Black-Scholes option-pricing model based on the following assumptions: expected volatility of 60%, risk-free interest rate of 5.6%, and an expected life of 8 years. In addition, the Company also issued 636,287 shares of Series A Cumulative Convertible Redeemable Preferred Stock. The estimated relative fair value of the preferred stock was $86. The fair value of the warrants and Preferred Shares was recorded as a discount on the related Notes and is being amortized as interest expense over the term of the Notes. During 2005, the Notes were paid-off and retired and the remaining amount of discount was written-off in the amount of $24.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

6.	Shareholders’ Equity

Common Stock

The holders of the common and preferred stock vote together as a single class with each share of common stock and preferred stock entitled to one vote per share.

On February 1, 2004, the Company sold substantially all of the assets of two special education schools in exchange for 150,000 shares of the Company’s common stock and 250,000 shares of the Company’s Cumulative Convertible Preferred Stock series A. In addition, the buyer forfeited the rights to the preferred stock dividend. Upon receipt the Company retired such shares. The Company valued the shares of stock at their respective fair market values based on a number of factors including an independent appraisal.

On November 19, 2004, the Company acquired substantially all of the assets of a residential therapeutic boarding school. In connection with the transaction, the Company issued 1,780 shares of common stock which was valued at $2,261. The Company valued the shares of common stock at its fair market value based on a number of factors including an independent appraisal.

Preferred Stock

The preferred A stock is designated as 12% Series A Cumulative Convertible Preferred Stock with liquidation value of $2.85 per share. The preferred B stock is designated as 12% Series B Cumulative Convertible Preferred Stock with a liquidation value of $3.49 per share. The holders of the preferred stock are entitled to receive when, as and if declared by the Board of Directors, a compounded annual dividend which accrues at the rate of 12% per year based on the liquidation value. As of December 31, 2005, the Board of Directors has not declared a dividend on the preferred stock. Accordingly, accumulated and unpaid preferred stock dividends amounted to approximately $41,606 for preferred A stock and $7,452 for preferred B stock at December 31, 2005.

In connection with the Company’s subordinated debt offering the Company issued 636,287 shares of Series A Cumulative Convertible Redeemable Preferred Stock (Refer to Note 5). These shares are redeemable at the option of the holder any time on or after July 13, 2006. The redemption price is equal to the greater of (i) the fair market value per share or (ii) the EBITDA per share. The Company accretes the changes in the redemption value of the shares over the period from the date of issuance to the earliest redemption date. During the year ended December 31, 2005, the Company increased the value of its Series A preferred shares in the amount of $439 as a result of changes in the redemption value.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

6.	Shareholders’ Equity (Continued)

Preferred Stock (Continued)

Upon a conversion event (which includes, among other things, a sale of the Company or an initial public offering), each share of preferred stock will convert into that number of shares of common stock equal to (a) one plus (b) the value of accrued or accumulated and unpaid dividends divided by the respective liquidation value per share. In the event of a dissolution, liquidation or winding down of the Company each share of preferred stock will continue to carry a liquidation preference such that each share of preferred stock shall be entitled to a liquidation value plus all dividends (whether or not declared) accrued or accumulated and unpaid to the date of final distribution prior to any distribution to common shareholders and following payment in full of the liquidation preference will also continue to be entitled to share in any remaining assets of the Company like common shareholders.

Stock Performance Plan

Under the Stock Performance Plan (“Plan”), up to 5,240,000 shares of common stock (or its equivalent) may be issued via stock options, stock appreciation rights, restricted and performance shares or other stock-based awards. Options issued vest at a rate of 25% each year and have a term that shall not exceed 10 years. However, in the event of a change in control, as defined, the optionee becomes immediately vested in 100% of the options. Options issued will have an exercise price of no less than 75% of fair market value as determined on the date of grant. Prior to fiscal year 2003 fair market value was determined in good faith by the Plan administrator. During the years ended December 31, 2005 and 2004, the Company determined the fair market value of the Company’s common stock based on a number of factors including an independent appraisal.

The following represents a summary of the option activity for the years ended December 31:

	Shares	Weighted- Average Exercise Price
Balance, December 31, 2003	1,804,558	$0.129

Granted	1,384,500	$0.643
Exercised	(136,058)	$0.137
Forfeited	(450,300)	$0.130

Balance, December 31, 2004	2,602,700	$0.402

Granted	657,900	$1.500
Exercised	(225,000)	$0.157
Forfeited	(57,500)	$0.476

Balance, December 31, 2005	2,978,100	$0.662

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

6.	Shareholders’ Equity (Continued)

Stock Performance Plan (Continued)

Of the total options outstanding, 1,173,075 and 797,700 options were exercisable at December 31, 2005 and 2004, respectively, at weighted average exercise prices of $0.270 and $0.114, respectively. As of December 31, 2005, the 2,978,100 options outstanding had a weighted average remaining contractual life of 7.47 years.

During the year ended December 31, 2005, the Company granted 657,900 options to purchase common stock to employees with exercise prices of $1.50 per share. The weighted average fair market value of the Company’s common stock on the date of grants was $1.32 per share. No stock compensations charges were recorded as the exercise price was greater then or equal to the estimated fair market value at the date of grant.

During the year ended December 31, 2004, the Company granted 1,384,500 options to purchase common stock to employees with exercise prices ranging from $0.20 to $1.60 per share. The weighted average fair market value of the Company’s common stock on the date of grants was $1.24 per share. In connection with the issuances in 2004, the Company recorded deferred compensation charges of $862 as the exercise price of the shares was less than the estimated fair market value of the Company’s common stock as of the dates of grant. The Company will amortize the deferred compensation charge over the four year vesting period of the options. As of December 31, 2005, the Company has amortized $365 of the deferred compensation charge.

Warrants

The Company had 5,192,316 common stock warrants issued and outstanding during the years ended December 31, 2005 and 2004. As of December 31, 2005, the weighted-average exercise price of the warrants was $0.144. Additionally, 1,478,829 of these warrants are redeemable at the options of the holder. The Company has recorded the fair value of the redeemable warrants as long-term liabilities in the consolidated balance sheet. (Refer to Note 2 – Adoption of Statement of Financial Accounting Standard No. 150.)

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

7.	Income Taxes

The components of the income tax provision for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Current
Federal	$3,045	$(1,062)
State	1,348	(452)

	4,393	(1,514)

Deferred
Federal	(1,284)	1,285
State	(832)	319

	(2,116)	1,604

	$2,277	$90

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate from continuing operations is as follows:

	2005	2004
Statutory federal income tax rate	34.0%	34.0%
State income taxes, net of federal benefit	6.4	6.6
Non-deductible expenses	0.7	(97.2)

	41.1%	(56.6)%

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

7.	Income Taxes (Continued)

The components of the Company’s deferred tax assets (liabilities) at December 31, 2005 and 2004 are as follows:

	2005	2004
Current deferred tax asset (liability)
Accrued vacation	$634	$285
Prepaids	(573)	(389)
Other	89	80

Current deferred tax asset (liability)	150	(24)

Non-current deferred tax asset (liability)
Depreciation and amortization	(60)	(1,878)
Accrued deferred compensation	88	104
Net operating loss carry-forward	193	1,229
Fair value of putable warrants	1,059	363
Other	328	31

Non-current deferred tax asset (liability)	1,608	(151)

	$1,758	$(175)

At December 31, 2005, the Company had state net operating loss carry-forwards of approximately $3,873 that expire through 2008.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

8.	Commitments and Contingencies

Lease Obligations

The Company leases machinery, equipment, and office and operational facilities under noncancelable operating lease agreements. Certain lease agreements for the Company’s facilities generally contain renewal options and provide for annual increases in rent based on the local Consumer Price Index. Related party leases arise as a result of the Company’s acquisitions and were consummated on terms equivalent to those that prevail in arms-length transactions. The following is a schedule of the Company’s future minimum lease payments as of December 31, 2005:

	Third Party	Related Party	Total
Year Ending December 31,
2006	$3,926	$2,149	$6,075
2007	3,582	2,240	5,822
2008	3,269	2,298	5,567
2009	3,099	1,989	5,088
2010	2,764	1,734	4,498
Thereafter	23,369	5,335	28,704

	$40,009	$15,745	$55,754

Total rent expense under operating leases, including month-to-month rentals, amounted to $4,724 and $2,646 during the years ended December 31, 2005 and 2004, respectively. The Company leases several of its facilities under operating leases with entities owned by certain related parties which expire through November 2014. Rental expense on these facilities amounted to $2,220 and $701 during the years ended December 31, 2005 and 2004, respectively. Such related party leases are due and payable on a monthly basis on similar terms and conditions as the Company’s other leasing arrangements. Under certain lease agreements, the Company is responsible for other costs such as property taxes, insurance, maintenance, and utilities.

Legal Matters

During the year ended December 31, 2004, the Company was a defendant in a wrongful termination lawsuit at a program it divested during 2004. The complaint sought, among other things, back pay, punitive damages, and attorneys’ fees. On August 24, 2005, the Company reached a settlement in which they agreed to pay $600. During the year ended December 31, 2004, the Company recorded a liability of $600 in connection with the settlement. The amount was subsequently paid in 2005.

There are various other claims and litigation proceedings in which the Company is involved in the ordinary course of business. While the outcome of these claims and proceedings cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company’s business, financial position and results of operations or cash flows.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

8.	Commitments and Contingencies (Continued)

Indemnifications

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require it to indemnify the other party against losses due to property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants.

The Company provides for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, bylaws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance which should enable the Company to recover a portion of any future amounts paid.

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with business dispositions and also provide indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to such sales.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, no payments have been made under any of these indemnities.

Employment Agreements

The Company has entered into employment agreements with certain of its professionals which require annual gross salary payments which range from $54 to $320 per annum. The employment agreements range from a period of one to five years and include a provision for annual bonuses based on specific performance criteria. In the event that such key management employees are terminated without cause, the Company is contractually obligated to pay the remaining balance due on the employment contracts.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

8.	Commitments and Contingencies (Continued)

Employment Agreements (Continued)

The following is a schedule of the Company’s future minimum annual payments under such employment agreements as of December 31, 2005:

Year Ending December 31,
2006	$1,685
2007	1,258
2008	548
2009	266
2010	—

$3,757

Consulting Agreements

The Company has entered into consulting agreements with certain professionals which require annual consulting fee payments which range from $35 to $355 per annum. The consulting agreements range from a period of one to seven years. In the event that such consulting agreements are terminated without cause, the Company is contractually obligated to pay the remaining balance due on the consulting agreements.

The following is a schedule of the Company’s future minimum annual payments under such consulting agreements as of December 31, 2005:

Year Ending December 31,
2006	$1,311
2007	858
2008	546
2009	346
2010	207
Thereafter	61

$3,329

9.	Business Acquisitions

During December 2005, the Company acquired the stock of an outdoor therapeutic program. The purchase price of such acquisition, including related acquisition costs of $63, amounted to $3,388, which includes the assumption of $857 of liabilities. The purchase price of such acquisitions was funded from $2,031 in cash and $500 from notes payable to the sellers. The acquisitions increase the Company’s market share in this growing sector of the therapeutic education market. In connection with the acquisitions, the Company obtained all of the voting equity interest in the program.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

9.	Business Acquisitions (Continued)

During 2004, the Company acquired substantially all the assets and liabilities of three residential therapeutic boarding schools and one outdoor therapeutic program. The aggregate purchase price of such acquisitions, including related acquisition costs of $676, amounted to $34,908, which includes the assumption of $3,291 of liabilities. The purchase price of such acquisitions was funded from $15,191 in borrowings under the acquisition line of the senior credit facility, $4,767 from notes payable to the sellers, $2,261 from the issuance of common stock to the sellers (Refer to Note 6 – Shareholders’ Equity) and $9,398 in cash.

Certain acquisition agreements entered into by the Company contain contingent earnout provisions that provide for additional consideration to be paid to the sellers if the acquired entity’s results of operations exceed certain benchmarks. These benchmarks are measured on an annual basis, generally from one to six years after the acquisition, and are generally set above the historical operating experience of the acquired entity at the time of acquisition. Earnout payments are recorded as additional purchase price (as goodwill) when the contingent payments are earned and become payable and consist of a combination of cash and notes payable issued to the seller. The Company records compensatory earnout arrangements as compensation expense. The increase to goodwill during the years ended December 31, 2005 and 2004 as a result of the earnouts was $2,246 and $550, respectively.

The results of operations for the companies acquired during the years ended December 31, 2005 and 2004 have been included in the consolidated financial statements from their respective dates of acquisition. Such acquisitions were accounted using the purchase method of accounting, and the assets and liabilities of the acquired entities have been recorded at their estimated fair values at the dates of acquisition. The excess purchase price over the net assets acquired has been allocated to goodwill. For income tax purposes, $0 and $28,003 of goodwill resulting from acquisitions completed during the years ended December 31, 2005 and 2004, respectively, are amortized over a 15 year period.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

9.	Business Acquisitions (Continued)

The assets and liabilities of the entities acquired are as follows for the year ended December 31:

	2005	2004
Current assets, which consist primarily of cash and accounts receivable	$682	$490
Property and equipment	59	938

Intangible assets subject to amortization
Curriculum	365	2,679
Accreditation	—	1,028
Non-compete agreements	49	573
Trade names	25	305
Student contracts	16	892
Goodwill	2,192	28,003

Total assets acquired	3,388	34,908
Total liabilities assumed, which consist primarily of deferred revenue	(857)	(3,291)

Purchase price, net of liabilities assumed	$2,531	$31,617

10.	Business Dispositions

During 2005, the Company sold two special education schools. Consideration received for such dispositions was $6,711 in cash and a $1,460 note receivable. As a result of the dispositions, the Company recorded in the consolidated statements of operations a net gain of $1,220, net of tax expense of $1,089, which represented the difference between the fair value of the consideration and the book value of the net assets sold.

In addition to the businesses sold in 2005, the Company sold the educational facilities related to one of the special education schools for $4,196. As a result, the Company recorded in the consolidated statements of operations a net gain of $1,035, net of tax expense of $756, which represented the difference between the fair value of the consideration and the book value of the assets sold.

In addition, the Company recorded net working capital changes in the amount of $62, net of tax expense of $45, in the consolidated statement of operations.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

10.	Business Dispositions (Continued)

During 2004, the Company sold two special education schools and a residential boarding school. Additionally, the Company sold three mental health clinic operations. These dispositions comprise three separate reporting units. Consideration received for such dispositions was 250,000 shares of the Company’s Cumulative Convertible Series A Preferred Stock, 150,000 shares of the Company’s common stock, cancellation of a $1,544 note payable, and $8,650 cash. As a result of the dispositions, the Company recorded in the consolidated statements of operations a net gain of $1,112, net of tax expense of $909, which represented the difference between the fair value of the consideration and the book value of the net assets sold. The consideration received does not include $1,000 held in escrow due to the uncertainty of the final purchase price adjustment from the three mental health clinic operations. During 2005, the $1,000 held in escrow was settled for $225, net of tax expense of $164, which has been recorded in the consolidated statement of operations. In addition, the buyer of the two special education schools forfeited the rights to the preferred stock dividend.

The Company accounted for the business operations for these entities in 2005 and 2004 as discontinued operations.

Summarized operating results from the discontinued operations included in the Company’s consolidated statements of operations were as follows for the year ended December 31:

	2005	2004
Revenues	$4,924	$21,469
Income from discontinued operations, net of related tax effect	613	458

11.	Sales Leaseback Transaction

In December 2005, the Company sold five educational facilities from its portfolio for $22,384, net of transaction costs of $764. The carrying value of the facilities totaled $17,565. These facilities were leased back from the purchaser for a period of 15 years. These leases are being accounted for as operating leases. In the current year, the Company recognized a loss on the sale of $421 for one of the five facilities. The sale of the remaining four facilities resulted in a gain of $5,199, which is to be accreted into income on a straight-line basis over the 15-year lease term. The current portion of the gain of $346 is included in the other current liabilities of the consolidated balance sheets. The leases provide the Company with four 5-year renewal options. The leases require the Company to pay for customary operating repairs and expenses including utilities, taxes and insurance. Annual payments under the terms of the leases total $2,199.

Aspen Education Group, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2005 and 2004 (In thousands, except share data)

12.	Employee Benefit Plans

401(k) Retirement Savings Plan

The Company maintains an elective retirement savings plan which is qualified under Section 401(k) of the Internal Revenue Code. Participating employees are allowed to contribute up to the Internal Revenue Code maximums. The Company makes contributions to the plan at the discretion of management. Contributions to the plan were $219 and $203 for the years ended December 31, 2005 and 2004, respectively.

Deferred Compensation Plan

In December 2003, the Company began a new non-qualified Insured Security Option Plan (“ISOP”) for certain key employees. The ISOP permits these employees on an after-tax basis to defer a portion of their salary and/or bonus each calendar year. The Company may also make discretionary contributions to these employee accounts, up to a maximum of $6 per employee, which become fully vested three years after the contribution. Contributions to the plan were $194 and $151 for the years ended December 31, 2005 and 2004, respectively.